Exhibit-4.3

Type:  Exhibit-4.3
Description: Citizens Capital Corp.; Series 2010A; First Supplement to the Series Bond Indenture Form.

CITIZENS CAPITAL CORP.
BOND ISSUER

And

UW Trust Company,
a Texas trust company

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

$30,000,000

SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020

CUSIP: 174445AA4

FIRST SUPPLEMENTAL INDENTURE dated as of __________________, 2010 (“Supplemental Indenture”), to the Indenture dated as of____________________, 2010 (as supplemented, the “Indenture”), by and between  CITIZENS CAPITAL CORP., a Texas corporation (herein called the “Company” and/or the “Bond Issuer”), having its principal executive office at 3537 Ridgebriar, Dallas, Texas 75234 with official company mailing address for receipt of Notice of: P. O. Box 670406, Dallas, Texas 75367 and UW Trust Company, a Texas Trust Company, as Bond Registrar, Escrow, Paying and Collateral Agent (herein called the “Trustee”), having its principal executive office at 510 N. Valley Mills Drive, Suite 505, Waco, Texas 76710.

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Bonds (as defined below):

        WHEREAS, the Bond Issuer and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of debt securities (the “Securities”) to be issued in one or more Series as in the Indenture provided;

        WHEREAS, the Bond Issuer desires and has requested the Trustee to join the Bond Issuer in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Bond Issuer of a series of Securities designated as its SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020 (the “Series 2010A Bonds”) in the aggregate principal amount of US $30,000,000, if fully subscribed, substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

         WHEREAS, said Series 2010A Bonds are convertible at US $5.00 per share into 200 shares of Citizens Capital Corp. (OTC:CAAP) common stock per each $1,000 par value bonds held for an aggregate of 6,000,000 shares of Citizens Capital Corp. common stock.

         WHEREAS, said Series 2010A Bonds are callable at any time, by the issuer, at a 7% percent premium or US $1,070.00 per each $1,000.00 par value bonds held by registered and/or beneficial holder thereof for an aggregate value of US $32,100,000, if fully subscribed.

         WHEREAS, the Bond Issuer intends to use the net proceeds from sale of the Series 2010A Bonds in the following manner:

      1) To facilitate, fund and finance its corporate and/or asset acquisition initiatives which contemplates the pursuit, execution and consummation of multiple asset acquisitions as executed by itself and/or its subsidiary units;

      2) To facilitate, fund and finance the $519,897 purchase of certain studio and IPTV broadcast equipment related to its Black Financial News TV Network unit; its DLFA Industries, Inc’s unit, Dream League TV Network; and its Media Force Sports & Entertainment TV (MFS&E TV) unit respectively;

      3) To facilitate, fund and finance the launch of its DLFA Industries, Inc’s unit, Dream League Football Association, professional football league;

      4) To pay the cost of the Series 2010A Bond issuance and/or re-marketing;

      5)  For working capital and general corporate purposes.

         WHEREAS, in conjunction with the closing and settlement of the Series 2010A Bonds, said Series 2010A Bonds shall be collateralized and secured by Indenture and security agreement directly related to: i) the monthly subscriber subscription revenue as generated by the 10 year content licensing and distribution agreement between and amongst the Bond Issuer and Vivicast Media, LLC, as related to the Bond Issuer’s Black Financial News TV Network; ii) the monthly subscriber subscription revenue as generated by the 10 year content licensing and distribution agreement between and amongst the Bond Issuer and Vivicast Media, LLC, as related to the Bond Issuer’s Dream League TV Network; iii) the monthly subscriber subscription revenue as generated by the Bond Issuer’s MFS&E TV unit; iv) the monthly commercial advertising revenue as generated as a result of the 10 year content licensing and distribution agreement between and amongst the Bond Issuer and Vivicast Media, LLC, as related to the Bond Issuer’s Black Financial News TV Network; v) the monthly commercial advertising revenue as generated as a result of the 10 year content licensing and distribution agreement between and amongst the Bond Issuer and Vivicast Media, LLC, as related to the Bond Issuer’s Dream League TV Network; vi) the monthly commercial advertising revenue as generated by the Bond Issuer’s MFS&E TV unit; vii) cash; viii) marketable securities; and/or ix) other assets (See Exhibit B – List of Pledged Assets; Attached Herein).

WHEREAS, the List of Pledged Assets generate monthly and annual subscriber subscription and commercial advertising revenue (the “Source of Payment of Bonds”) said annual subscriber subscription and commercial advertising revenue shall be a source of income related to payment of annual interest due on the Series 2010A Bonds of US $2,100,000, if said Bonds are fully subscribed; and payable semi-annually in the amount of US $1,050,000, if said Bonds are fully subscribed.

        WHEREAS, Section 3.1 of the Indenture provides that a supplemental indenture may be entered into by the Bond Issuer and the Trustee for such purpose provided certain conditions are met;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Bond Issuer and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

         NOW, THEREFORE:

        In consideration of the premises and the purchase and acceptance of the Bonds by the holders thereof, the Bond Issuer covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I
Scope of Supplemental Indenture; General

        This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

        The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Bonds, which shall initially be in aggregate principal amount of $30,000,000, which amount may be increased pursuant to an Officers’ Certificate (as defined in the Indenture) in accordance with this Supplemental Indenture and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020” (The Bonds shall be in the form of Exhibit A hereto).

        In the event that the Bond Issuer shall issue and the Trustee shall authenticate any Bonds issued under this Supplemental Indenture subsequent to the Issue Date (as defined below) (such Bonds, “Additional Securities”), the Bond Issuer shall use its best efforts to obtain the same “CUSIP” number for such Bonds as is printed on the Bonds outstanding at such time; provided, however, that if any series of Bonds issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel (as defined in the Indenture) of the Bond Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Bonds outstanding at such time for federal income tax purposes, the Bond Issuer may obtain a “CUSIP” number for such Bonds that is different than the “CUSIP” number printed on the Bonds then outstanding. Notwithstanding the foregoing, all Bonds issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Bonds will have the right to vote or consent as a separate class on any matter.

ARTICLE II
Certain Definitions

        The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein shall govern.

        “Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

        “Additional Bonds” means all additional Bonds issued on parity as to lien and source of collateral and payment with the Series Bonds.

        “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

        “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

        “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board empowered to act for it with respect to this Indenture.

        “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        “Bond Fund” means the trust account fund established by the Trustee for the payment of principal and interest to bondholders of record.

        “Bondholder” “Holder of Bonds,” “Owner of Bonds” or any similar term means the registered owner of any Bond.

        “Bond Issuer Fund” means trust fund account established by the Trustee for the allocation and disbursement of net bond proceeds for the benefit of the bond issuer, Citizens Capital Corp.

        “Bond Liquidation Fund” means trust account established by the Trustee for the secondary placement and liquidation of bonds in the capital market place by the original purchaser, CCC ESOP Trust, and subsequent holding of said bond proceeds pending further allocation and disbursement pursuant to Section XVI.

         “Bonds” means the Series Bonds pursuant to current Supplemental Indenture and any Additional Series Bonds and/or series thereof hereafter issued within the terms, restrictions and conditions contained in this Indenture.

       “Bond Year” means the period of twelve consecutive months beginning the first month of issuance to all bond purchasers, except the Citizens Capital Corp. ESOP Trust, ending on December 1, or the next Business Day if December 1 is not a Business Day, in any year in which Series Bonds are or will be outstanding, provided that the first Bond Year shall commence on the date of delivery of the Series Bonds upon secondary issuance to all purchasers thereof, except the Citizens Capital Corp.
ESOP Trust.

         “Bridge Loan Fund” means trust account established by the Trustee for the allocation and disbursement of proceeds to satisfy, in full from gross bond proceeds, repayment to a lender(s) related to any outstanding bridge loan facilities entered into by the bond issuer from the period of initiation of the bond offering to the close and settlement of the bond liquidation proceedings.

        “Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

        “CCC ESOP Trust” means the Citizens Capital Corp. Employee Stock Ownership Trust which facilitates and acts as a secondary, bond liquidation conduit on behalf of the issuer as it pertains to the liquidation of the issuer’s bonds in the secondary, institutional market place.

        “Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TRUST INDENTURE Act, then the body performing such duties at such time.

        “Common Stock” includes any stock of any class of the Company, which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company; provided, however, subject to the provisions of Section 14.9 of the Indenture, shares issuable upon conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture and /or Indenture Supplement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, further that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        “Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

        “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its principal financial officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        “Constituent Person” has the meaning specified in Section 14.9.

        “Conversion” means the conversion of one security for that of another security.

        “Conversion Ratio” means the percentage ratio and value that one security shall have right and/or privilege to be converted into that of another security by the holders of the security thereof.

        “Corporation” means a corporation, association, company, joint-stock company or business trust.

        “Costs of Issuance” shall mean those costs of issuing Bonds, including, but not limited to, legal, accounting, fiscal agent fees and expenses, any premiums for municipal bond insurance, rating agency charges and expenses, letter of credit fees and expenses and other fees and expenses and all other costs incidental to the issuance of Bonds.

        “Costs of Issuance Fund” means the trust fund account established by the Trustee to allocate and disburse bond proceeds for the payment of various cost related to the issuance of bonds by the issuer.

        “Covenant Defeasance” has the meaning specified in Section 13.3.

        “Defaulted Interest” has the meaning specified in Section 3.7.

        “Defeasance” has the meaning specified in Section 13.2.

        “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1.

       “DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the laws of the State of New York, in its capacity as securities depository for the Bonds, or any successor thereto.

       “DTC Eligible” means Bonds meeting the qualifications prescribed by DTC.

        “Event of Default” has the meaning specified in Section 5.1.

        “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

        “Expiration Date” has the meaning specified in Section 1.4.

        “First Mortgage Bonds” means a promise to pay in the form of a bond secured by a “First "Mortgage.  It has first claim on the pledged property of the corporation securing said bonds, as well as, upon its earnings.

       “Global Security” means a Security eligible for book-entry settlement with the DTC and that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.2 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).

        “Holder” means a Person in whose name a Security is registered in the Security Register.

        “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more Indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental Indenture, the provisions of the TRUST INDENTURE Act that are deemed to be a part of and govern this instrument and any such supplemental Indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustee for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more Indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee  established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more Indentures supplemental hereto executed and delivered after such Person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more Indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental Indentures applicable thereto.

        “Interest,” when used with respect to a Security which by its terms bears annual interest payable to bondholders semi-annually.

       “Interest Account” means the account of that name established within the Bond Fund to allocate and disburse funds related to the payment of interest to bond holders.

       “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

        “Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

        “Issuance Closing Date” means the date that the Series Bond issuance is sold by the original purchaser and the Series Bond issuance settles and closes.

        “Issuer” means an issuer of securities, in this case, it shall mean Citizens Capital Corp. and/or any successor thereto.

        “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        “Notice of Default” means a written notice of the kind specified in Section 5.1(4).

        “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

        “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company, and who shall be reasonably acceptable to the Trustee.

        “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

        “Original Purchasers” means those investment banking firms or other entities so designated as such in a resolution of the Issuer with respect to the issuance of a series of Bonds shall mean Citizens Capital Corp. Employee Stock Ownership Trust (CCC ESOP Trust).

        “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) for the benefit of or set aside and segregated by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

(3)  Securities as to which Defeasance has been effected pursuant to Section 13.2; and

(4) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        “Paying Agent” means the Trustee or any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

        “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        “Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

        “Pledge Assets” means the assets pledged as collateral, securing the Series Bonds.

        “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        “Record Date” means any Regular Record Date or Special Record Date.

        “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

        “Remarketing Agent” means a registered securities broker/dealer, acting on an agency basis, in the sale, resale and/or trading of the Series Bonds.

        “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

        “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

        “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

        “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

        “Source of Payment of Bonds” means the primary source of funds utilized to make semi-annual interest on the bonds.

        “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

        “Subsidiary” means, with respect to any Person, (i) any corporation or trust of which a majority of the outstanding voting securities is at the time, and (ii) any partnership of which a majority of the equity capital or profit interest is at the time, owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more Subsidiaries. For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        “Trustee” means UW Trust Company, a Texas trust company acting on behalf of bond issuer and bond purchasers as referenced in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

       “Trust Indenture Act” means the TRUST INDENTURE Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the TRUST INDENTURE Act of 1939 is amended after such date, “TRUST INDENTURE Act” means, to the extent required by any such amendment, the TRUST INDENTURE Act of 1939 as so amended.

      “Trustee Office” means the Executive office of: UW Trust Company, the Trustee, located at:  510 N. Valley Mills Drive, Suite 505; Waco, Texas 76710; Attention: Vicky Smith; Facsimile: (254) 741-9869 or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate agency services business shall be administered.

     “U.S. Government Obligation” has the meaning specified in Section 13.4 of the Indenture.

     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

ARTICLE III
The Bonds
Section 3.1  Payments of Principal and Interest

        The SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020 shall bear interest from the Dated date of the sale/purchase of the Bonds up to but excluding the date of Maturity, at the rate of 7% per annum or $2,100,000.  The Bonds shall mature on December 1, 2020.  The Bond Issuer shall pay interest semi-annually on the Bonds at an amount of $385,000 on June 15 and December 15 of each year, commencing on the closing date of said issuance to the Person in whose name any such Bond or any predecessor Bond is registered in the Security Register at the close of business on  June 1 and December 1 respectively next preceding such Interest Payment Date. The Bond Issuer initially authorizes the Trustee to act as Paying Agent.

Section 3.2  Optional Redemption

        Subject to the provisions of Article XI of the Indenture, the Bonds shall be callable at the option of the Bond Issuer, in whole at any time or in part from time to time, at a Redemption Premium of 7% or $1,070.00 per $1,000.00 par value bonds held or an aggregate value of $32,100,000.

Section 3.3 No Sinking Fund.

        The Bonds shall not be entitled to the benefit of any sinking fund.

Section 3.4  Book Entry, Delivery and Form.

        The Bonds shall initially be issued in certificated form. Subsequently, the bonds shall be a book-entry only, Global Security (the “Global Bond”).  As such, the Global Bond shall be deposited on or about the Dated date of the sale/purchase with, or on behalf of, The Depository company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary.

Section 3.5  Form of Legend for Global Bond

        In addition to the legend set forth in Section 2.2 of the Indenture, every Global Bond authenticated and delivered hereunder shall bear a legend substantially in the following form:

THE BONDS ARE A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND SHALL BE REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BOND ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ARTICLE IV
Covenants
Section 4.1  Limitations on Liens

        So long as any of the Series 2010A Bonds are Outstanding, neither the Bond Issuer nor any Subsidiary shall pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon the real property which serves as collateral securing the SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020.  However, that this restriction shall not apply to nor prevent the Bond Issuer or any of its direct or indirect subsidiaries from the creation of:

                    (1) any mortgage, pledge, security interest, lien or encumbrance upon the capital stock, assets or any real property, other than, the real property which serves as collateral securing the SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020.

                    (2)  any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)  the execution or enforcement of each such lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 60-day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

ARTICLE V
Remedies
Section 5.1  Events of Default
        “Event of Default” means, with respect to the Bonds, any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   default in the payment of the principal of or any Make-Whole Amount on any Bond at its Maturity;

(b)  default in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)  default in the performance, or breach, of any covenant or warranty of the Bond Issuer in this Supplemental Indenture or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Securities other than the Bonds), and the continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Bond Issuer by the Trustee or to the Bond Issuer and the Trustee by the Holders of at least 25% in principal amount of the Bonds Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (without giving effect to any applicable grace period with respect to such covenant or warranty);

(d)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Bond Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Bond Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Bond Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, Trustee, sequestrator or other similar official of the Bond Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)   the commencement by the Bond Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Bond Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Trustee, sequestrator or other similar official of the Bond Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bond Issuer in furtherance of any such action.

ARTICLE VI
Miscellaneous
Section 6.1  Governing Law.

        This Supplemental Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to such states’ conflicts of laws principles.

Section 6.2  Ratification of Indenture

        Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

Section 6.3 Trustee.

        The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Bond Issuer and not those of the Trustee.

Section 6.4  Counterparts

        This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 6.5   Separability

        In case any provision in this Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CITIZENS CAPITAL CORP.
as the Bond Issuer
By: /s/ Billy D. Hawkins______________________________
Name: Billy D. Hawkins
Title: President and CEO
Date:________________

UW Trust Company, a Texas trust company
as Trustee
By: ______________________________
Name: Paul E. Maxwell
Title: Chairman and CEO
Date:________________

Exhibit A

FORM OF BOND

[Face of Security]

        SUBSEQUENT TO ORIGINAL ISSUANCE TO THE ORIGINAL PURCHASER(S), AND AT THE DEPOSIT OF SAID SECURITY CERTIFICATE WITH ANY REGISTERED SECURITIES BROKER/ DEALER, THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND SHALL BE REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BOND ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.: ___CUSIP No.

CITIZENS CAPITAL CORP.

$30,000,000

SERIES 2010A; 7%; $1,000 PAR VALUE;; CONVERTIBLE; CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020

        CITIZENS CAPITAL CORP., a Texas corporation (the “Bond Issuer”), for value received, hereby promises to pay to ___________________or the registered assigns the principal sum of US $30,000,000 DOLLARS on December 1, 2020 (the “Stated Maturity”) or earlier at the option of the Bond Issuer as provided herein (the “Redemption Date”) and to pay annual interest of US $2,100,000 payable semi-annually in the amount of US $1,050,000 on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing on the Issuance Closing Date, at the rate of 7% per annum, until the principal hereof is paid or duly provided for.

        All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture by and between the Bond Issuer and UW Trust Company, a Texas Trust Company, as Trustee (the “Trustee”), dated as of ________________2010, as supplemented by the First Supplemental Indenture, dated as of _________________2010, by and between the Bond Issuer and the Trustee (collectively, the “Indenture”).
        The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Bond Issuer maintained for such purpose. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Security payable on the Stated Maturity or the principal of, or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date, will be paid against presentation of this Security at the office or agency of the Bond Issuer maintained for that purpose in the Dallas, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Interest payable on this Security on any Interest Payment Date and on the Stated Maturity or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for up to but excluding such Interest Payment Date or the Stated Maturity or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity or Redemption Date falls on a day that is not a Business Day, as defined below, principal or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be. “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the City of Dallas, Texas are authorized or obligated by law or executive order to close.

        [If this Security is a Global Bond, insert: All payments of principal or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Bond Issuer in immediately available funds.]

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Bond Issuer has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: _____________	CITIZENS CAPITAL CORP
By: ______________________________
Name____________________________
Title_____________________________

Attest:
By:
Name
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

UW Trust Company, a Texas trust company
as Trustee
By: ______________________________
Authorized Officer

Date:____________________________

[Reverse of Security]

CITIZENS CAPITAL CORP.

$30,000,000

SERIES 2010A; 7%; $1,000 PAR VALUE; CONVERTIBLE; CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020

        This Security is one of a duly authorized issue of securities of the Bond Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of ______________ 2010, as supplemented by the First Supplemental Indenture, dated as of ______________2010 (as so supplemented, herein called the “Indenture”), each between the Bond Issuer and UW Trust Company, a Texas Trust Company, as Trustee (herein called the “Trustee”), which term includes any successor Trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities there under of the Bond Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate principal amount of the Securities to be issued under such series is initially limited to $30,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        At the option of bond holders, the SERIES 2010A; 7% PERCENT; $1,000 PAR VALUE; CONVERTIBLE, CALLABLE; SECURED; 144A; FIRST MORTGAGE BONDS DUE 2020 are convertible at $5.00 per share into 200 shares of Citizens Capital Corp. (OTC:CAAP) common stock per each $1,000 par value bonds held for an aggregate of 6,000,000 shares of Citizens Capital Corp. common stock.

        At the option of the Bond Issuer, the Securities are subject to redemption, at any time, by the issuer, at a 7% percent premium or $1,070.00 per each $1,000.00 par value bonds held by the registered and/or beneficial holder thereof for an aggregate value of $32,100,000.

        Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

        In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bond Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Bond Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Bond Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bond Issuer, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Security Registrar upon surrender of this Security for registration of transfer at the office or Trustee agency of the Bond Issuer in any place where the principal of (and Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bond Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        No service charge shall be made for any such registration of transfer or exchange, but the Bond Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Bond Issuer, the Trustee and any agent of the Bond Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bond Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Bond Issuer or of any successor corporation, either directly or through the Bond Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Securities and the Indenture shall be governed by and be construed in accordance with the laws of the State of Texas, without giving effect to such state’s conflicts of laws principles.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint___________________________________________________________ to transfer this Security on the books of the Bond Registrar. The agent may substitute another to act for him.

Date: _________________

Your Signature: __________________________
(Sign exactly as your name appears on the face of this Security)

Tax Identification No: _____________________

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  SAID SHARES ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144A UNDER THE ACT.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO RULE 144A, AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE EQUIREMENTS OF REGISTRATION UNDER THE ACT WHICH MIGHT BE RELIED UPON, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE BOND ISSUER.

EXHIBIT B – List of Pledged Assets

No.	Description of Assets	Projected Initial Subscribers	Project Monthly Subscription Rate	Projected Annual Subscription Revenue	Projected Annual Ad Revenue	Term	Asset Type (1)	Asset Type (2)

1	Black Financial News TV Network/Vivicast Media LLC; content licensing/distribution agreement	100,000	$0.08	$96,000	TBD	10 years	Monthly Subscriber Subscription Revenue	Monthly Commercial Advertising Revenue

2	Dream League TV Network/Vivicast Media LLC; content licensing/distribution agreement	TBD	TBD	TBD	TBD	10 years	Monthly Subscriber Subscription Revenue	Monthly Commercial Advertising Revenue

3	Black Financial News TV Network/MFS&E TV System; content licensing/distribution agreement	20,000	$3.00	$720,000	TBD	10 years	Monthly Subscriber Subscription Revenue	Monthly Commercial Advertising Revenue

4	Dream League TV Network/MFS&E TV System; content licensing/distribution agreement	10,000	$3.00	$360,000	TBD	10 years	Monthly Subscriber Subscription Revenue	Monthly Commercial Advertising Revenue

TBD = To Be Determined